AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002

REGISTRATION NUMBER: 333-86416

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GREENGATE CORPORATION
(Name of small business issuer in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

6770
(Primary Standard Industrial Classification Code Number)

91-2110727
(I.R.S. Employer Identification No.)

3070 Bristol Street, Suite 450, Costa Mesa, California 92626 (714) 429-2900
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Rowland W. Day II
3070 Bristol Street, Suite 450
Costa Mesa, California 92626
(714) 429-2900
(Name, address, and telephone number of
agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities Being	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share(1)	Price	Registration Fee

Common Stock	1,200,000	$.08	$96,000	$9.00 (2)

(1)	Estimated for purposes of computing the registration fee pursuant to Rule 457.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUMMARY
RISK FACTORS
OFFERING SUBJECT TO RULE 419 OF THE SECURITIES ACT
FORWARD-LOOKING STATEMENTS
DILUTION
USE OF PROCEEDS
CAPITALIZATION
PROPOSED BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 23.1

GREENGATE CORPORATION

Cross Reference Sheet
Between Items of Form SB-2 and Prospectus

Registration Statement Item and Heading		Prospectus Caption

1.	Front of Registration Statement and Outside Front Cover Pages of Prospectus	Outside Front Cover Page

2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page

3.	Summary Information and Risk Factors	Prospectus Summary; Risk Factors

4.	Use of Proceeds	Use of Proceeds

5.	Determination of Offering Price	Plan of Distribution

6.	Dilution	Dilution

7.	Selling Security Holders	Not applicable

8.	Plan of Distribution	Plan of Distribution

9.	Legal Proceedings	Proposed Business

10.	Directors, Executive Officers, Promoters and Control Persons	Management

11.	Security Ownership of Certain Beneficial Owners and Management	Principal Stockholders

12.	Description of Securities	Description of Securities

13.	Interest of Named Experts and Counsel	Legal Matters; Experts

14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Management

15.	Organization Within Last Five Years	Management; Certain Transactions

16.	Description of Business	Proposed Business

Registration Statement Item and Heading		Prospectus Caption

17.	Management’s Discussion and Analysis or Plan of Operation	Proposed Business

18.	Description of Property	Proposed Business

19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions

20.	Market for Common Stock and Related Stockholder Matters	Shares Eligible for Future Sale

21.	Executive Compensation	Management

22.	Financial Statements	Financial Statements

23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

v

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 21, 2002

Greengate Corporation

Prospectus

1,200,000 shares of common stock

We are offering 1,200,000 shares of common stock at a purchase price of $0.08 per share. We are offering the shares on a “best-efforts, all or none basis” for a period of 90 days from the date of this Prospectus. All funds received from investors will be deposited into an escrow account. If all of the 1,200,000 shares are not sold within the 90 day period, all escrowed funds will be promptly returned, without interest or deduction. An investor is not required to purchase a minimum number of shares. Our offering is being made through our president, Mr. Peter Kovacs, without the use of a professional underwriter or broker. We will not pay any commissions or other compensation in connection with the sale of the units.

We are what is commonly called a “blank check company,” and our offering is subject to and is being conducted in accordance with Rule 419 under the Securities Act of 1933.

This is our initial public offering, and no public market currently exists for our securities.

The Securities and Exchange Commission has not approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

These securities are highly speculative, involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford to lose their entire investment. See “Risk Factors” beginning on page 6 for special risks concerning us and the offering.

		Underwriting
	Price to	Discounts and	Proceeds to the
	Public	Commissions	the Company

Per Share	$0.08	$0	$0.08
Total	$96,000	$0	$96,000

The date of this prospectus is __________, 2002.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Until 90 days after the date the registered securities are released from the escrow account pursuant to Rule 419, all dealers effecting transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial data, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

The Company

We will seek to acquire a target business without limiting our search to any particular industry. The target business will most likely be located in the United States, although we reserve the right to acquire a target business located in a foreign jurisdiction. We will not acquire a target business unless it has a fair value, as determined by us based upon standards generally accepted by the financial community, including revenues, earnings, cash flow and book value, of at least 80% of the maximum offering proceeds. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair value criteria has been satisfied, we will obtain an opinion from an investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. We have not had any contact or discussions with any entity or representatives of any entity regarding a business combination.

Our offering is being conducted in accordance with Rule 419 of the Securities Act. All of the offering proceeds and the securities purchased by investors will be deposited into an escrow account. Investors will not have access to the escrowed funds or securities until a business combination meeting specified criteria is completed. Before any proposed business combination can be completed, we are required to make a confirmation offer to each investor who will receive a new prospectus containing information about the target business and the terms and conditions of the proposed business combination. Unless we are able to complete a business combination meeting specified criteria within 18 months after the date of this prospectus, the escrowed funds will be returned to the investors, with interest and without deduction except for 10% which we are permitted to withdraw for expenses, and the escrowed securities will be returned to us.

We are a Delaware corporation. Our address is 3070 Bristol Street, Suite 450, Costa Mesa, California 92626. Our telephone number is (714) 429-2900.

The Offering

We are offering 1,200,000 shares at an offering price of $.08 per share for total offering proceeds of $96,000. The offering is made on an “all or none” basis for a period of 90 days. Unless all 1,200,000 shares are sold and total offering proceeds of $96,000 are received within the offering period, none of the shares will be sold, and investors’ subscription funds will be promptly returned without interest and without deduction. If all 1,200,000 shares are sold within the offering period, the conditions set forth in Rule 10b-9 of the Securities Exchange Act pertaining to “all or none” offerings will be deemed to have been satisfied notwithstanding that a portion of the proceeds are subsequently returned to investors who do not confirm their investment after receipt of our confirmation offer pursuant to Rule 419.

We intend to offer and sell shares only to investors who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. We have not registered or qualified the shares for sale in any state of the United States and we do not currently plan to do so in the future.

Securities offered	1,200,000 shares of common stock at a price of $.08 per share

Common stock outstanding prior to the offering	300,000 shares

Common stock to be outstanding after the offering	1,500,000 shares

Summary Financial Data

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.

		Three Months Ended
	From Inception to	March 31, 2002
Statement of Income Data:	December 31, 2001	(unaudited)

Net revenues	$0	$0
Net profit (loss)	$(0)	$(2,898)
Net loss per share	$(.00)	$(0.10)
Common shares outstanding	300,000	300,000

     The as adjusted column contained in the balance sheet data summarized below gives effect to our receipt of net proceeds of $96,000 from this offering and also gives effect to costs associated with the offering of approximately $17,000 which have been or will be paid from cash on hand.

		Three Months Ended
		March 31, 2002
		(unaudited)

Balance Sheet Data:	December 31, 2001	Actual	As adjusted

Working capital	$21,000	$18,102	$100,000
Total assets	$21,000	$18,102	$100,000
Total stockholder’s equity	$21,000	$18,102	$100,000

RISK FACTORS

The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

We have no operating history or revenues and only minimal assets which may limit our ability to locate a suitable target business and complete a business combination.

We are a development stage company with no operating history or revenues from operations. Our efforts to date have been limited to organizational activities and this offering. We have no significant assets or financial resources and we will not generate any revenues until, at the earliest, after we complete a business combination. We cannot assure you that we can identify a suitable target business and complete a business combination or that any target business with which we combine will be successful.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of our consummating a successful business combination.

We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of small private entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may compel us to select a less desirable target business candidate and we cannot assure you that such candidate will enable us to achieve our business objectives.

We have no existing agreement for a business combination or other transaction, and you may lose some of your investment if we cannot complete such a transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of, a private entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will complete a business combination. Management has not identified any particular industry or specific business within an industry for evaluation If we are unable to identify a suitable target business and complete a business combination, your funds will be returned to you less 10% which we are permitted to withdraw and use for expenses.

All of our officers and directors are engaged in other business activities and will face conflicts of interest in allocating their time between Greengate and their other business affairs.

Our officers and directors are not required to devote any specific amount of time to our business. They anticipate that they each will devote their time on an “as needed” basis . Each of our officers and directors is actively involved in other business pursuits and will face conflicts of interest in allocating their time between Greengate and their other business affairs. Such conflicts may cause a delay in or prevent us from effecting a business combination.

None of our officers and directors has any experience with “blank check” offerings that you can use to evaluate our future potential.

Our officers and directors do not have an experience in “blank check” offerings. There is no assurance that management’s lack of experience will not adversely affect our ability to identify a suitable acquisition candidate and successfully negotiate a timely business combination. If we are unable to successfully complete a business combination, you will only receive your proportional share of the funds remaining in the escrow account.

We expect a change of control and management of Greengate after a business combination and our current management will not have any power to influence the decisions of the combined companies

In connection with a business combination, we anticipate that we will issue to the owners of the target business a number of shares of common stock representing at least a majority of the outstanding shares of our common stock. Therefore, we expect that a business combination will result in a change of control. After the change in control, the owners of the target business will have the right to appoint their own officers and directors, and our current management will have no ability to influence the future decisions of the combined companies. We cannot assure you that our new management will have all the necessary skills, qualifications or abilities to successfully manage the combined companies.

After a change in control, our current management will not have any power to seek a market listing for the stock of the combined companies or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support requirements as a condition of a business combination or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you will ultimately receive.

The initial offering price of $.08 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were our lack of operating history, estimates of our business potential, the proceeds to be raised by the offering, our relative requirements, and the current market conditions in the over-the-counter market. You are therefore bearing the risk that you are paying more for our shares than our shares are objectively worth or are valued by the public markets. This could result in an insufficient return, or even a loss, on your investment even if we successfully consummate a business combination.

Escrowed securities can only be transferred under limited circumstances, resulting in little or no liquidity for your investment for a substantial period of time.

All of the securities purchased in the offering will be held in an escrow account pending our completion of a business combination. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8 of the Securities and Exchange Act of 1934, as amended, it is unlawful for any person to sell or offer to sell securities or any interest in or related to the securities held in a Rule 419 escrow account, other than pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act, or the related rules. As a result, you will have little or no liquidity for your investment for a substantial period of time, and may therefore be unable to invest your funds in alternate investments. Depending upon when a business combination may be consummated, you will have no right to the return of or the use of funds or the securities purchased for a period of up to 18 months from the date of this prospectus. You will be offered the return of your funds only under the circumstances set forth in Rule 419.

If a sufficient number of investors do not confirm their investments, we cannot complete a business combination and you will lose some of your investment.

A business combination with a target business cannot be completed unless a sufficient number of investors elect to confirm their investments. If, after completion of the confirmation offering, a sufficient number of investors do not confirm their investment, the business combination will not be completed. In such event, none of the securities held in escrow will be issued, and the escrowed funds, less 10% which we are permitted to withdraw prior to the confirmation offering pursuant to Rule 419, will be returned to investors, with interest.

There is no public market for our securities and if a market never develops you may be unable to sell your shares

There is currently no public market for our securities and none will develop prior to the completion of a business combination. There can be no assurance that a public market for our securities will develop following the completion of a business combination or, if a market does develop, that it will be sustained. The absence of a public market could make it difficult or impossible for you to find a buyer for your shares and liquidate your investment in Greengate. There are no plans, proposals, arrangements or understandings with any potential market makers regarding their participation in the future public market, if any, for our securities.

The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock and adversely affect the stock’s market price and liquidity.

Under applicable SEC regulations, shares of stock that (a) are issued by a company that has less than

$5,000,000 in net tangible assets and has been in business less than three years, by a company that has less than $2,000,000 in net tangible assets and has been in business for more than three years, or by a company that has average revenues of less than $6,000,000 for the last three years; (b) have a market price of less than $5 per share; and (c) are not included in the Nasdaq system or listed on a stock exchange, are classified as “penny stock.” The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and institutional accredited investors. Broker-dealers participating in sales of our stock will be subject to the so called “penny stock” regulations covered by Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Under the rule, broker-dealers must furnish to all investors in penny stocks a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser’s written agreement to the transaction prior to the sale. In order to approve a person’s account for a transaction in penny stock, the broker or dealer must (i) obtain information concerning the person’s financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that the transactions in penny stocks are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person’s financial situation, investment experience and investment objectives, and obtain from the person a manually signed and dated copy of the written statement. The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock. This would decrease market liquidity, adversely affect market price and make it difficult for you to use the stock of the combined companies as collateral.

OFFERING SUBJECT TO RULE 419 OF THE SECURITIES ACT

We are what is commonly referred to as a “blank check company” because we are in the development stage and our business objective is to effect a business combination with an operating business. Consequently, our offering is subject to and is being conducted in accordance with Rule 419 of the Securities Act.

Rule 419 requires that the offering proceeds and the securities purchased by investors be deposited into an escrow account containing specified terms and conditions. Investors will not have access to the escrowed funds or securities during the escrow period. We may withdraw 10% of the funds from escrow for expenses.

Under Rule 419, the remaining escrowed funds can be released to us and the escrowed securities can be released to the investors only after the following conditions have been satisfied:

•	we have entered into an agreement to effect a business combination with a target business that has a fair value of at least 80% of the maximum offering proceeds.

•	we have filed a post-effective amendment to our registration statement that contains information about:

•	the results of our offering;

•	the use of the funds withdrawn by us from the escrow account;

•	the terms of the confirmation offer to investors required by Rule 419; and

•	the proposed target business, including its audited financial statements, and the terms and conditions of the business combination.

•	we have commenced the confirmation offering to the investors within five business days after the post-effective amendment becomes effective by sending them a copy of the prospectus included in the post-effective amendment which, in addition to other specified information, provides that:

•	each investor has not less than 20 or more than 45 business days after the post-effective amendment becomes effective to notify us, in writing, that the investor confirms his or her investment;

•	unless we receive written notice from an investor within the confirmation offering period confirming his or her investment, that investor’s escrowed funds with interest and without deduction, except for 10% withdrawn by us, will be returned to him or her and that investor’s escrowed securities will be returned to us;

unless investors who purchased 80% or more of the shares sold in the offering confirm their investment, the proposed business combination will not be consummated; and

•	unless the proposed business combination is consummated within 18 months after the date of this prospectus, the escrowed funds with interest and without deduction, except for 10% withdrawn by us, will be promptly returned to the investors and the escrowed securities will be returned to us.

•     we have provided the escrow agent with our written representation and other evidence acceptable to the escrow agent that the following requirements of Rule 419 have been met:

•	We entered into an agreement to complete a business combination with a target business that has a fair value of at least 80% of the maximum offering proceeds;

•	We filed a post-effective amendment to our registration statement containing specified information about the results of our offering, the terms of the confirmation offering to the investors required by Rule 419, the target business and the terms and conditions of the business combination;

•	We commenced the confirmation offering to the investors within five business days after the post-effective amendment became effective by sending them a copy of the prospectus included in the post-effective amendment;

•	Investors who purchased 80% or more of the shares confirmed their investment; and

•	We completed a business combination with a target business that has a fair value of at least 80% of the maximum offering proceeds.

     In accordance with the above requirements, we have entered into an escrow agreement with Corporate Stock Transfer, Inc. as escrow agent, which provides that:

•	The offering proceeds are to be deposited and held in an escrow account established at and maintained by the escrow agent with Key Bank National Association, World Trade Center Branch, Denver, Colorado, as escrow holder. The funds held in the escrow account will not bear interest until the completion of our “best efforts, all or none” offering. If that offering is not successfully completed within 90 days after the date of this prospectus, the funds in the escrow account will be returned to the investors without interest and without deduction. If the offering is successfully completed, the escrow account will commence bearing interest on the funds. Rule 419 permits 10% of the deposited funds to be released to us prior to the confirmation offering and we intend to release these funds. The deposited funds may only be invested in insured bank deposits, open-end money market mutual funds, or short-term U.S. Government securities. Investments of this nature typically yield far less than alternative investments and interest earned on the funds in the escrow account is not expected to be substantial.

•	All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The names of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their name. The deposited securities held in the escrow account may not be transferred or disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

•	The deposited funds will be released to us and the deposited securities will be released to the investors only after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that we completed the business combination in accordance with the requirements of Rule 419.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or “opportunity,” the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

DILUTION

Our net tangible book value as of March 31, 2002 was $18,102, or $.06 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding on March 31, 2002. The public offering price of $0.08 per share represents both gross and net proceeds per share as all costs associated with the offering are being paid from cash on hand. After giving effect to the sale of shares in this offering and to costs associated with the offering, our pro forma net tangible book value at March 31, 2002 would have been $100,000 or approximately $.066 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $.006 per share to existing shareholders and an immediate dilution of approximately $.014 per share to new investors purchasing shares in this offering. That is, after the sale of shares in this offering, the excess of our tangible assets over our liabilities on a per share basis will be less than the purchase price paid for shares by investors in this offering.

The following table illustrates this per share dilution.

Public offering price per share		$0.08
Pro-forma net tangible book value per share as of March 31, 2002	$0.6
Increase in pro forma net tangible book value per share attributable to new investors purchasing units in this offering	0.006
Pro-forma net tangible book value per share after the sale of units in this offering		$0.066
Dilution per share to new investors		$0.014

     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors purchasing shares in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

	Approximate	Percentage	Approximate	Percentage
	Shares	Total Shares	Total	Total
	Purchased	Outstanding	Consideration	Consideration

New Investors	1,200,000	80%	$96,000	82%
Existing Shareholders	300,000 *	20%	$21,000	18%

*	We sold 300,000 shares of common stock prior to the offering at $.07 per share in private transactions.

USE OF PROCEEDS

Both gross and net proceeds from the sale of shares in this offering will be $96,000 as all costs associated with the offering have been or will be paid from cash on hand. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all of the offering proceeds from the sale of shares must be placed in escrow until all of the shares are sold. After all of the shares are sold, we intend to withdraw $9,600, representing 10% of the escrowed funds, from the escrow account to pay expenses as permitted under Rule 419.

The following table summarizes the use of proceeds from this offering.

		Percentage
		of net proceeds
	Amount	of the offering

Proceeds placed in Rule 419 escrow pending business combination	$86,400	90%
Proceeds withdrawn by us from Rule 419 escrow used to pay accounting fees and expenses incurred in preparing and filing quarterly and annual reports with the SEC, transfer agent and escrow fees, annual corporate filing fees and other similar expenses	$9,600	10%

In the event our expenses exceed the funds withdrawn from escrow, our management may, but is not obligated to, advance any additional funds required. We have not entered into any agreements or made any arrangements to borrow any funds from our management. If we do borrow any funds from management, the loans will be non-interest bearing, unsecured and repayable only upon release of funds from escrow following the completion of a business combination.

Upon the completion of a business combination, a portion of the funds released from escrow may be used to repay loans from management, if any, or to pay legal fees, accounting fees and other similar expenses incurred by us in connection with the business combination and our confirmation offering to investors. The amount of loans, if any, from our management will depend upon the amount of expenses we incur and are unable to defer payment of until the completion of a business combination. We expect such expenses will consist primarily of accounting fees and other expenses relating to the filing of quarterly and annual reports with the SEC, transfer agent fees, escrow agent fees, annual corporate filing fees and other similar expenses. We anticipate that loans from management to pay these expenses will not exceed $10,000. The amount of legal fees relating to the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature and complexity of the business combination. Our legal counsel has agreed to defer their fees relating to the business combination pending its completion. We estimate the total legal fees for a standard business combination to be approximately $50,000. The balance of the funds will be used by the post-business combination management at its sole discretion. Except for repayment of loans from management, if any, none of the funds released from escrow will be received by our present management. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed.

Offering proceeds will be deposited and held in an escrow account established at and maintained by Corporate Stock Transfer, Inc., as escrow agent, with Key Bank National Association, World Trade Center Branch, Denver, Colorado, as escrow holder, pending completion of a business combination in compliance with Rule 419. The funds held in the escrow account may be invested in insured bank deposits, open-end money market mutual funds or in short-term U.S. Government securities. The escrow agent has no other present or intended relation to us.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2002, and on a pro forma basis to give effect to the net proceeds from the sale of 1,200,000 shares in the offering.

	March 31, 2002

	Actual	Pro-Forma

Stockholders’ equity:
Common stock, $.0001 par value; authorized 50,000,000 shares, issued and outstanding 300,000 shares;	$30	$50
Preferred stock, $.0001 par value; authorized 5,000,000 shares, issued and outstanding -0-
Additional paid-in capital	$20,970	$116,950	*
Deficit accumulated during the development period	$(2,898)	$(17,000	)**
Total stockholders’ equity	$18,102	$100,000

*	Assumes net proceeds of $96,000

**	Offering expenses aggregating approximately $17,000 are being paid from funds raised in the initial sale of 300,000 shares of our common stock for $21,000

PROPOSED BUSINESS

Introduction

We were incorporated in August 2000 and organized in September, 2001 as a blank check company to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with an operating business. Until September, 2001, we had no management or stockholders and did not engage in any business. Since September, 2001, our efforts have been limited to organizational activities and this offering.

We intend to use the proceeds of this offering, our equity securities, or a combination thereof, in completing a business combination with a target business which we believe has significant growth potential. We have not selected any particular industry or target business on which to concentrate our efforts. Because of our limited resources, we expect we will have the ability to complete only one business combination. We may complete a business combination with a target business which may be financially unstable or in its early stages of development or growth.

Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of the business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes, for all stockholders and other benefits.

“Blank Check” Offering

We are what is commonly referred to as a “blank check company” because our management has broad discretion with respect to the specific application of the net proceeds of this offering. Although 90% of the proceeds of the offering are intended to be used to complete a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into.

Unspecified Industry and Target Business

We will seek a target business without limiting our search to a particular industry. Most likely, the target business will be located in the United States, but we reserve the right to select a target business located in a foreign jurisdiction. If we effect a business combination with a target business operating in a foreign jurisdiction, we may face the additional risks of language barriers, different presentations of financial information, currency fluctuations, regulatory problems, punitive tariffs, different business practices, and other cultural differences and barriers. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self sufficiency and balance of payment positions, and in other respects. Furthermore, due to our limited resources, it may be difficult to fully assess these additional risks. Therefore, a business combination with a target business in a foreign jurisdiction may increase the risk that we will not achieve our business objectives.

We may select a target business which has recently commenced operations, is a developing company in need of additional funds for expansion, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Accordingly, any target business that is selected may be financially unstable or in its early stage of development or growth without any established history of sales or earnings. In that event, we will be subject to significant risks inherent in the business and operations of financially unstable or development stage companies. In addition, to the extent we complete a business combination with an entity in an industry characterized by a high level of risk, we will be subject to the currently unascertainable risks of that industry. Although our management will endeavor to identify and evaluate all significant risks pertaining to a particular target business, there can be no assurance that we will properly identify and assess all significant risks.

We will not effect a business combination with a target business unless the fair value of such business is at least 80% of the maximum offering proceeds. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair value test has been satisfied, we will seek to obtain an opinion from an investment banking firm that is a member in good standing of the NASD with respect to the satisfaction of such criteria. We have not had any contact or discussions with representatives of any target business regarding a possible business combination.

Lack of Diversification

Our management anticipates that we may be able to complete only one business combination, due to our limited resources and the likelihood that the owners of the target business will obtain a controlling interest in us. Our inability to diversify our operations may subject us to economic fluctuations within a particular industry or business and increase the risks associated with the target business.

Evaluation of Business Combinations

Our officers and directors will evaluate or supervise the evaluation of prospective target businesses. None of our officers and directors is a professional business analyst. Potentially available business combinations may occur in many different industries and with businesses in various stages of development, all of which will make the task of comparative investigation and analysis of prospective target businesses extremely difficult and complex. In evaluating a prospective target business, our management will consider, to the extent relevant to the specific target business, a number of factors, none of which may be determinative or provide any assurance of success. These factors may include:

•	experience and skill of management of the target business

•	capital requirements of the target business

•	competitive position of the target business

•	stage of development of the target business

•	growth potential of the target business

•	degree of current or potential market acceptance of the products or services of the target business

•	proprietary features and intellectual property rights of the target business

•	financial statements of the target business

The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a business combination consistent with our business objectives. In connection with its evaluation of a prospective target business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to us.

We anticipate that any business combination will present certain risks. We anticipate that many of the target businesses which will be available to us may be financially unstable, or in their early stage of development or growth without any established history of sales or earnings. Therefore, the risk exists that even after the completion of a business combination and the related expenditure of the proceeds of our offering, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. There can be no assurance that we will be able to select a business combination candidate that will ultimately prove to be beneficial to us and our stockholders.

Structure of Business Combination

In implementing a structure for a particular business combination, we may acquire or merge with a target business. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. In all likelihood, the owners of the target business will be offered and obtain a controlling interest in us. We have not established any guidelines as to the amount of control we will offer to the owners of a prospective target business, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. In addition, a majority or all of our directors and officers will probably resign and be replaced by management of the target business upon completion of the business combination.

Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

We will not acquire or merge with any target business in which our management or their affiliates or associates serve as officers or directors or have an ownership interest. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

In the event of a successful acquisition or merger, a finder’s fee, in the form of cash and/or our securities, may be paid to persons instrumental in facilitating the transaction. Because of our limited resources, we anticipate that any fees to be paid to finders will be paid in stock of Greengate or through the cash resources of the target company. These fees will likely be negotiated among Greengate, the target company and the finder as part of the business combination agreement. We do not intend to enter into any arrangement with a finder obligating us to make any payments in the absence of a consummated business acquisition. As a result, it is not possible for us to currently estimate our costs in respect of any finders fees. We will file a post-effective amendment to our registration statement identifying any finder utilized in connection with a business combination, describing the material terms of any agreement with such finder and the amount of compensation to be paid to such finder, and including such agreement as an exhibit to the amendment. We have not entered into or negotiated any finder’s fee arrangement with any person at this time.

Competition

We will remain a minor participant among the firms which engage in business combinations. Many established venture capital and financial concerns have significantly greater financial and personnel resources and technical expertise than we have. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to most of our competitors. We will also be competing with a number of other public blank check and shell companies.

Regulation

The Investment Company Act defines an “investment company” as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

Employees

We presently have no employees other than our executive officers. Our executive officers are engaged in outside business activities and they anticipate that they each will devote their time to our business on an “as needed” basis. The amount of time devoted to our business may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation with a business combination candidate.

Facilities

We are presently using the offices of Tressler, Soderstrom, Maloney & Priess, 3070 Bristol Street, Suite 450, Costa Mesa, California as our office. Pursuant to an oral agreement, we will use these offices at no cost only until the completion of a business combination. We presently do not own or lease any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

MANAGEMENT

     Our officers and directors are as follows:

Name	Age	Position

Peter Kovacs H-1051 Jozsef Attila U.1 Budapest, Hungary	34	President, Chief Financial Officer and Director

Peter Stumpf H-1051 Jozsef Nador ter 9 Budapest, Hungary	32	Secretary and Director

All directors hold office until the next annual meeting of stockholders and their successors have been elected and qualified.

Mr. Kovacs is a founder of Greengate and has served as President, Chief Financial Officer and a member of our board of directors since inception. It is presently anticipated that Mr. Kovacs will continue to serve as an officer and director of Greengate until we complete a business combination. Mr. Kovacs was president of Italian Car Company Ltd., a distributor of Italian-made automobiles in Middle-Eastern European countries, from 1994 to 1997. From 1997 to the present, Mr. Kovacs has been the managing director of Central Investment Ltd., a real estate investment company.

Mr. Stumpf is a founder of Greengate and has served as Secretary and a member of our board of directors since inception. It is presently anticipated that Mr. Stumpf will continue to serve as an officer and director of Greengate until we complete our business combination. Mr. Stumpf was a sales representative of Italian Car Company Ltd., a distributor of Italian-made automobiles in Middle-Eastern European countries, from 1996 to 1998. From 1997 to the present, Mr. Stumpf has been employed as an account manager of Central Investment Ltd., a real estate investment company. Since 2001, Mr. Stumpf has also served as managing director of B Construction Ltd., a real estate management company.

Our officers and directors are engaged in outside business activities and are not required to devote any specific amount of time to our business. They anticipate that they each will devote their time to our business on an “as needed” basis. The amount of time devoted to our business may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiations with a business combination candidate. Our officers and directors anticipate that they each will devote to our business only between five and ten hours per week while seeking a business combination.

None of our officers and directors has any experience with “blank check” offerings. After the closing of our offering, our officers and directors intend to contact finders, business acquaintances and others to search for target businesses. During the investigation of a target business and the negotiation of an acquisition agreement, our management may consult with and seek advice from accountants, technical experts, attorneys or other professional advisors.

Management’s Prior Involvement in Shell Transactions.

None of our officers or directors has ever been involved in a blank check company that conducted a public offering pursuant to Rule 419 or in any private blank check company. For the past five years, none of our officers or directors has been involved as an officer, director or principal shareholder of a corporation, public or private, that, at the time of such involvement, was a shell company.

Remuneration

None of our officers or directors has received or will receive any cash or other compensation for services rendered by them in such capacity. Our management does not intend to receive any compensation from the owners of any acquired target business.

Employment Agreements

We have not entered into any written or oral employment agreement with any of our officers or directors.

Conflicts of Interest

In order to minimize potential conflicts of interest relating to non arms-length transactions, we have adopted a policy that (1) we will not merge with or acquire any target business in which our officers or directors, or their affiliates or associates, serve as officers or directors, or have an ownership interest, (2) none of these persons will receive any finder’s fees for introducing a prospective target business to us, and (3) our officers and directors will not negotiate or otherwise consent to the purchase of their respective common stock as a condition to or in connection with a proposed business combination with a target business, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. This policy is based on an oral agreement with our management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

Our officers and directors may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional conflicts of interest may arise in the future with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations.

Statement as to Indemnification

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under our certificate of incorporation and by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf.

We have been informed that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of Greengate, Peter Kovacs, Peter Stumpf, Tressler, Soderstrom, Maloney & Priess, Rowland W. Day II and Caldwell R. Campbell, each of whom may be deemed to be a “promoter” of Greengate as that term is defined in Rule 405 of the Securities Act, purchased 50,000, 50,000, 125,000, 35,250 and 35,250 shares, respectively, of our common stock at a price of $.07 per share in cash.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the shares in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

	Shares of
	Common Stock		Percent of	Percent of
Name/Address	Beneficially		Class Owned	Class Owned
of Beneficial	Owned Before		Before	After
Owner	Offering		Offering	Offering

Peter Kovacs	50,000		16.66%	3.33%
H-1051 Jozsef Attila U.1 Budapest, Hungary
Peter Stumpf	50,000		16.66%	3.33%
H-1051 Jozsef Nador ter 9 Budapest, Hungary
Pat Maloney(1)	125,000	(2)	41.67%	8.33%
Howard Priess(1)	125,000	(2)	41.67%	8.33%
Dan Formeller(1)	125,000	(2)	41.67%	8.33%
Rowland W. Day II	35,250	(3)	11.75%	2.35%
3070 Bristol Street, Suite 450 Costa Mesa, CA 92626
Caldwell R. Campbell	35,250	(4)	11.75%	2.35%
3070 Bristol Street, Suite 450 Costa Mesa, CA 92626
All officers and directors as a group (2 persons)	100,000		33.33%	6.66%

(1)	The address of the named person is c/o Tressler, Soderstrom, Maloney & Priess, Sears Tower, 22nd Floor, 233 South Wacker Drive, Chicago, Illinois 60606.
(2)	Pat Maloney, Howard Priess and Dan Formeller, have voting power and investment power with respect to a total of 125,000 shares held by Tressler, Soderstrom, Maloney & Priess. Messrs. Maloney, Priess and Formeller are partners of Tressler, Soderstrom, Maloney & Priess and none of them have voting or investment power with respect to any other shares of our stock.

(3)	Does not include 125,000 shares owned by Tressler, Soderstrom, Maloney & Priess, the Company’s legal counsel, of which firm Mr. Day is a partner.

(4)	Does not include 125,000 shares owned by Tressler, Soderstrom, Maloney & Priess, the Company’s legal counsel, of which firm Mr. Campbell is a partner.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $.0001 par value per share, of which 300,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the holder at meetings of our stockholders.

Holders of our common stock

•	have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

All shares of our common stock will be fully paid and non-assessable when issued. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Upon completion of the offering, the present officers and directors and present stockholders will beneficially own 20% of the outstanding shares of our common stock.

Preferred Stock

We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

Future Financing

In the event the proceeds of the offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient and therefore do not expect to issue any additional securities before we complete a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms.

Reports to Stockholders

We intend to furnish our stockholders with annual reports containing audited financial statements within 90 days after the end of the first full fiscal year of operations following consummation of a business combination in accordance with Rule 419.

Dividends

We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the pursuit of an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is confirmed by our stockholders. However, we can give no assurance that after we complete a business combination, we will have earnings or pay dividends.

Transfer Agent

We have appointed Corporate Stock Transfer, Inc. as transfer agent for our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is currently no public market for our common stock and none will develop prior to the completion of a business combination. We cannot assure you that a public market for our common stock will develop or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon the completion of this offering we will have 1,500,000 shares of common stock outstanding. All of the 300,000 presently outstanding shares are deemed to be “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering.

The restricted securities are held by certain of our officers, directors and promoters. These shares may not be sold by these persons or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the SEC is that such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Accordingly, these persons, and their affiliates or transferees, can only resell the shares through a registered offering.

PLAN OF DISTRIBUTION

Conduct of the Offering

We are offering to sell 1,200,000 shares at $.08 per shares on an “all or none basis” for a period of 90 days after the date of this prospectus. The shares will be offered and sold by our president, Peter Kovacs without the use of a professional underwriter or broker. We will not pay any commissions or other compensation in connection with the sale of the shares.

Mr. Kovacs will distribute prospectuses related to the offering. We estimate that he will distribute approximately 25 to 50 prospectuses, limited to acquaintances, friends and business associates. Although Mr. Kovacs is an “associated person” as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

•	he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of the shares;

•	he will not be compensated in connection with the sale of the shares;

•	he will be not an associated person of a broker or dealer at the time of his participation in the sale of the shares; and

•	he will restrict his participation to the following activities:

•	preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

•	responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

•	performing ministerial and clerical work involved in effecting any transaction.

As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

We intend to offer and sell shares to persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. We have not registered or qualified the shares for sale in any state of the United States and we do not currently plan to do so in the future.

We will not approach or permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to completion of a business combination and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We will not exercise any influence over investors’ decisions.

Terms of the Offering

The shares are being offered on an “all or none” basis. Thus, unless all 1,200,000 shares are sold, none will be sold. The offering commenced on the date of this prospectus and will end the earlier of the receipt of subscriptions for 1,200,000 shares or 90 days after the date of the prospectus. All funds received from subscribers will be deposited and held in an escrow account established at and maintained by Corporate Stock Transfer, Inc., as escrow agent, with Key Bank National Association, World Trade Center Branch, Denver, Colorado, as escrow holder. If all 1,200,000 shares are sold within the offering period, the conditions set forth in Rule 10b-9 of the Securities Exchange Act pertaining to “all or none” offerings will be deemed to have been satisfied notwithstanding that a portion of the proceeds are subsequently returned to investors who do not confirm their investment after receipt of our confirmation offer pursuant to Rule 419. If all 1,200,000 shares are not sold within the 90 days offering period, all subscription funds will be returned promptly to the subscribers without interest and without deduction, penalty or expense.

If all 1,200,000 shares have been sold within the offering period, we will deposit into the escrow account share certificates issued in the names of each of the investors for the number of shares purchased by them. We intend to withdraw 10% of the funds from the escrow account for expenses, but the remaining escrowed funds and the escrowed securities will continue to be held in the escrow account for up to 18 months after the date of the prospectus.

Unless we complete a business combination in compliance with the requirements of Rule 419 within 18 months after the date of the prospectus, the remaining escrowed funds with interest and without deduction, except for the 10% withdrawn by us, will be promptly returned to the investors and the escrowed securities will be returned to us. Before any proposed business combination can be completed, we are required under Rule 419 to make a confirmation offer to each investor who will receive a new prospectus containing information about the target business and the terms and conditions of the proposed business combination. Unless we receive written notice from an investor within the specified confirmation offering period confirming his or her investment, that investor’s escrowed funds with interest and without deduction, except for 10% withdrawn by us, will be returned to him or her and that investor’s escrowed securities will be returned to us. See “Offering Subject to Rule 419 of the Securities Act” for additional information regarding the requirements of Rule 419.

Method of Subscribing

Investors may subscribe for shares by filling in and signing the subscription agreement which accompanies this prospectus and delivering it to us prior to the date the offering expires. Subscribers must pay $0.08 per share by check or wire transfer payment payable in United States dollars to “Corporate Stock Transfer as Escrow Agent for Greengate Corporation.”

Arbitrary Determination of Offering Price

The initial offering price of $.08 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

•	The lack of operating history;

•	Our current financial condition;

•	Our future prospects; and

•	The current market conditions in the over-the-counter market.

LEGAL MATTERS

Tressler, Soderstrom, Maloney & Priess is passing upon the validity of the shares of common stock offered by the prospectus. As of the date of this prospectus, the firm and certain members of the firm owned a total of 195,500 shares of our common stock.

EXPERTS

The financial statements appearing in this prospectus and Registration Statement have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent accountants, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock and warrants constituting the units and the shares of common stock underlying the warrants. The prospectus is part of the registration statement, and, as permitted by the Commission’s rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONTENTS
December 31, 2001 and March 31, 2002 (unaudited)

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	F-2
FINANCIAL STATEMENTS
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Stockholders’ Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 - 8

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Greengate Corporation

We have audited the accompanying balance sheets of Greengate Corporation (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders’ equity, and cash flows for the period from August 30, 2000 (inception) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greengate Corporation as of December 31, 2001, and the results of its operations and its cash flows for the period from August 30, 2000 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 27, 2002

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
December 31, 2001 and March 31, 2002 (unaudited)

ASSETS

	March 31,	December 31,
	2002	2001

	(unaudited)
Assets
Cash	$19,478	$21,000

Total assets	$19,478	$21,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$1,376	$—

Total liabilities	1,376	—

Stockholders’ equity
Preferred stock, $0.0001 par value 5,000,000 shares authorized 0 (unaudited) and 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value 50,000,000 shares authorized 300,000 (unaudited) and 300,000 shares issued and outstanding	30	30
Additional paid-in capital	20,970	20,970
Accumulated deficit	(2,898)	—

Total stockholders’ equity	18,102	21,000

Total liabilities and stockholders’ equity	$19,478	$21,000

The accompanying notes are an integral part of these financial statements.

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the Period from August 30, 2000 (Inception) to December 31, 2001 for the Three Months Ended March 31, 2002 (unaudited), and
for the Period from August 30, 2000 (Inception) to March 31, 2002 (unaudited)

		For the	For the
	For the	Period from	Period from
	Three	August 30,	August 30,
	Months	2000	2000
	Ended	(Inception) to	(Inception) to
	March 31,	December 31,	March 31,
	2002	2001	2002

	(unaudited)		(unaudited)
Operating expenses	$2,898	$—	$2,898

Net loss	$(2,898)	$—	$(2,898)

Basic and diluted loss per common share	$(0.010)	$—	$(0.026)

Weighted-average common shares outstanding	300,000	58,182	112,727

The accompanying notes are an integral part of these financial statements.

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period from August 30, 2000 (Inception) to December 31, 2001 and for the Three Months Ended March 31, 2002 (unaudited)

	Common Stock		Additional
			Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, August 30, 2000 (inception)	—	$—	$—	$—	$—
Issuance of common stock for cash	300,000	30	20,970	—	21,000
Net loss				—	—

Balance, December 31, 2001	300,000	30	20,970	—	21,000
Net loss (unaudited)				(2,898)	(2,898)

Balance, March 31, 2002 (unaudited)	300,000	$30	$20,970	$(2,898)	$18,102

The accompanying notes are an integral part of these financial statements.

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
For the Period from August 30, 2000 (Inception) to December 31, 2001 for the Three Months Ended March 31, 2002 (unaudited), and
for the Period from August 30, 2000 (Inception) to March 31, 2002 (unaudited)

		For the	For the
	For the	Period from	Period from
	Three	August 30,	August 30,
	Months	2000	2000
	Ended	(Inception) to	(Inception) to
	March 31,	December 31,	March 31,
	2002	2001	2002

	(unaudited)		(unaudited)
Cash flows from operating activities
Net loss	$(2,898)	$—	$(2,898)
Increase in accounts payable	1,376	—	1,376

Net cash used in operating activities	(1,522)	—	(1,522)

Cash flows from financing activities
Cash received for common stock	—	21,000	21,000

Net cash provided by financing activities	—	21,000	21,000

Net increase (decrease) in cash	(1,522)	21,000	19,478
Cash, beginning of period	21,000	—	—

Cash, end of period	$19,478	$21,000	$19,478

The accompanying notes are an integral part of these financial statements.

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and March 31, 2002 (unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

Greengate Corporation (the “Company”) was incorporated on August 30, 2000 in the State of Delaware. The Company is in the development stage, and its intent is to operate as a capital market access corporation and to acquire one or more existing businesses through merger or acquisition. The Company is a development stage company and has not had any significant business activity to date.

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Basis of Presentation

As of December 31, 2001, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company’s ability to continue as a going concern. There is not a guarantee that the Company will be profitable or be able to raise sufficient cash to enable it to continue as a going concern.

Start-Up Costs

Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, “Costs of Start-Up Activities,” these costs have been expensed as incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company is in the development stage and has incurred a loss from operations, no benefit is realized for the tax effect of the net operating loss carryforward due to the uncertainty of its realization.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

GREENGATE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and March 31, 2002 (unaudited)

NOTE 2 — STOCKHOLDERS’ EQUITY

At December 31, 2001, the Company had 300,000 shares of outstanding common stock that are restricted securities pursuant to the Securities and Exchange Commission’s Rule 144, which significantly limits the timing and procedures of selling such stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Under Section 145 of the General Corporate Law of the State of Delaware, Greengate Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Greengate Corporation’s certificate of incorporation (Exhibit 3.1 hereto) and bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and officers to the fullest extent permissible under Delaware law.

Greengate Corporation’s certificate of incorporation (Exhibit 3.2 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to Greengate Corporation and its shareholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Greengate Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 25. Expenses of Issuance and Distribution

The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Registration fee	$71
Legal fees and expenses	1,000
Accounting fees	6,500
Financial printing (Edgar) fees	6,000
Escrow fee	500
Transfer agent fees	2,000
Printing and engraving	500
Miscellaneous	429

TOTAL	$17,000

Item 26. Recent Sales of Unregistered Securities

The registrant issued 300,000 shares of common stock in September, 2001 to the persons and in the amounts set forth below, for cash consideration of $.07 per share for an aggregate investment of $21,000.

Name	Number of Shares

Peter Kovacs	50,000
Peter Stumpf	50,000
Rowland W. Day, II	35,250
Tressler, Soderstrom, Maloney & Priess	125,000
Caldwell R. Campbell	35,250
Georgette Du Bois	4,500

300,000

The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving any public offering. All of the shares were issued directly by the Company, no underwriters were involved and no commissions or fees were paid. The purchasers represented in writing that they acquired the shares for their own accounts. Each investor was either an accredited investor or had sufficient knowledge or experience in financial or business matters that such investor was capable of evaluating the merits and risks of the investment. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

EXHIBITS

Item 27.

3.1	Certificate of Incorporation of Greengate Corporation*
3.2	By-Laws of Greengate Corporation*
4.1	Specimen Certificate of Common Stock*
4.2	Escrow Agreement
4.3	Subscription Agreement (Form)
5.1	Opinion of Tressler, Soderstrom, Maloney & Priess
23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP
23.2	Consent of Tressler, Soderstrom, Maloney & Priess, included in Exhibit 5.1

*Previously filed

Item 28.

UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

The Registrant undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the “Registration Statement”):

(i)  To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including, but not limited to, the addition of an underwriter.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on June 19, 2002.

Greengate Corporation

By:	/s/ Peter Kovacs

Peter Kovacs, President

Each person whose signature to this Registration Statement appears below hereby appoints Peter Kovacs as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter Kovacs President, Chief Financial Officer, Principal Accounting Officer and Director	Dated: June 19, 2002

/s/ Peter Stumpf Director	Dated: June 19, 2002

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Incorporation of Greengate Corporation*
3.2	Bylaws of Greengate Corporation*
4.1	Specimen Certificate of Common Stock*
4.2	Escrow Agreement
4.3	Subscription Agreement (Form)
5.1	Opinion of Tressler, Soderstrom, Maloney & Priess
23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP
23.2	Consent of Tressler, Soderstrom, Maloney & Priess, included in Exhibit 5.1

* previously filed.